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                                                                  EXHIBIT T3E.11

                         LEXINGTON PRECISION CORPORATION

                                Offer to Exchange
           Units Consisting of 12% Senior Subordinated Notes due 2009
                      and Warrants to Purchase Common Stock
                                       for
                   12 3/4% Senior Subordinated Notes due 2000

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME, ON OCTOBER 7, 2003, UNLESS THE EXCHANGE OFFER IS
       EXTENDED (SUCH DATE, AS EXTENDED FROM TIME TO TIME, IS HEREINAFTER
                     REFERRED TO AS THE "EXPIRATION DATE").

                                                              September 18, 2003

To Our Clients:

        Enclosed for your consideration is an Offering Circular Supplement, dated September 18, 2003 (the "Supplement"), amending the Amended Offering Circular dated March 7, 2003 (the "Amended Offering Circular"), and the related Letter of Transmittal in connection with the offer (the "Exchange Offer") by Lexington Precision Corporation (the "Company") to exchange units (the "Units"), consisting of new 12% Senior Subordinated Notes due August 1, 2009 (the "New Notes"), and warrants to purchase common stock (the "Warrants"), for its existing 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Supplement and the Amended Offering Circular (as amended by the Supplement).

        WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF OLD NOTES HELD FOR YOUR ACCOUNT. A TENDER OF YOUR OLD NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

        ALTHOUGH THE TERMS OF THE EXCHANGE OFFER ARE BEING AMENDED BY THE SUPPLEMENT, THE COMPANY HAS DETERMINED TO ACCEPT ALL TENDERS OF OLD NOTES MADE PRIOR TO THE DATE OF THE SUPPLEMENT. CONSEQUENTLY, IF YOU HAVE ALREADY TENDERED YOUR OLD NOTES AND YOU STILL WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER, AS FURTHER AMENDED BY THE SUPPLEMENT, YOU DO NOT NEED TO TAKE ANY ACTION. IF YOU HAVE TENDERED YOUR OLD NOTES BUT YOU DO NOT WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER, AS FURTHER AMENDED BY THE SUPPLEMENT, YOU

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                                       -2-

SHOULD FOLLOW THE INSTRUCTIONS IN THE SECTION OF THE AMENDED OFFERING CIRCULAR CAPTIONED "THE AMENDED EXCHANGE OFFER - WITHDRAWAL RIGHTS." IF YOU HAVE NOT TENDERED YOUR OLD NOTES BUT YOU WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER, AS FURTHER AMENDED BY THE SUPPLEMENT, YOU SHOULD FOLLOW THE INSTRUCTIONS IN THE SECTION OF THE SUPPLEMENT CAPTIONED "PROCEDURES FOR TENDERING OLD NOTES."

        We request instructions as to whether you wish to have us tender on your behalf the Old Notes held by us for your account, upon the terms and subject to the conditions set forth in the Supplement, the Amended Offering Circular (as amended by the Supplement) and the related Letter of Transmittal.

        Your attention is directed to the following:

        1. If the Exchange Offer is consummated, each tendering holder will receive Units, consisting of (a) New Notes in a principal amount equal to the sum of the principal amount of the Old Notes tendered by that holder plus the accrued interest on those Old Notes from August 1, 1999, through the day before the date the exchange offer is consummated; and (b) in respect of each $1,000 principal amount of New Notes to be issued, ten Warrants.

        2. The Exchange Offer is conditioned upon, among other things, the Company's receipt of valid tenders, that have not been withdrawn, of not less than 99% in principal amount of the outstanding Old Notes. If this condition is not met, the Exchange Offer will not be consummated.

        3. In addition to the condition described in the immediately preceding paragraph, the Exchange Offer is conditioned upon, among other things,
(a) the Company's completion of a senior, secured financing arrangement, on terms acceptable to the Company, that provide the Company with financing that it believes to be adequate for the operation of its business following the consummation of the Exchange Offer and (b) the completion, on terms satisfactory to the Company, of amendments to, or redemptions of, a number of the Company's other debt instruments. If any of these conditions are not satisfied, the Exchange Offer will not be consummated.

        4. Tendering holders will not be obligated to pay brokerage fees or commissions with respect to the exchange of Old Notes pursuant to the Exchange Offer.

        5. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, OCTOBER 7, 2003, UNLESS THE OFFER IS EXTENDED.

        The Exchange Offer is being made solely by means of the Supplement, the Amended Offering Circular (as amended by the Supplement) and the related Letter of Transmittal and is being made to all holders of Old Notes. The Company is not aware of any jurisdiction in which the making of the Exchange Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. However, if the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of Old Notes tendered pursuant

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                                       -3-

thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Old Notes domiciled in such state. In any jurisdiction where the securities, blue sky, or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OLD NOTES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR OLD NOTES, ALL OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO TENDER YOUR OLD NOTES PRIOR TO THE EXPIRATION DATE.

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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

                                       BY

                         LEXINGTON PRECISION CORPORATION

                                     FOR ITS

             12 3/4% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2000.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular Supplement, dated September 18, 2003 (the "Supplement"), the Amended Offering Circular dated March 7, 2003 (the "Amended Offering Circular"), and the related Letter of Transmittal in connection with the offer by Lexington Precision Corporation, a Delaware corporation, to exchange units, consisting of new 12% Senior Subordinated Notes due August 1, 2009, and warrants to purchase common stock for its existing 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes").

        You are hereby instructed to tender the aggregate principal amount of Old Notes indicated below that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Supplement, the Amended Offering Circular (as amended by the Supplement) and the related Letter of Transmittal.

        [ ] Tender all Old Notes held for my account.

        [ ] Tender only the aggregate principal amount of Old Notes indicated:
            _____________.

Dated: ________________, 2003

SIGN HERE

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